As filed with the Securities and Exchange Commission on June 4, 2018

File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RETAIL VALUE INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	82-4182996 (I.R.S. Employer Identification No.)

3300 Enterprise Parkway Beachwood, Ohio (Address of principal executive offices)	44122 (Zip Code)

Registrant’s telephone number, including area code:

(216) 755-5500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.10 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer; a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

RETAIL VALUE INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated herein by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Company’s Separation From DDR,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary—Summary Selected Financial Information,” “Selected Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—The Company’s Portfolio.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Principal Shareholders.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management” and “The Company’s Manager and the Management Agreements.” Those sections are incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Management—Board Compensation” and “The Company’s Manager and the Management Agreements.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management,” “The Company’s Manager and the Management Agreements” and “Certain Relationships and Related Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the section of the information statement entitled “Summary,” “The Company’s Separation From DDR,” “Distribution Policy” and “Description of Common Shares.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

Not applicable.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “The Company’s Separation From DDR,” “Description of Preferred Shares” and “Description of Common Shares.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Certain Relationships and Related Transactions—Indemnification and Limitation of Directors’ and Officers’ Liability.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Financial Statements.” That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Financial Statements.” That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between DDR Corp. and Retail Value Inc.
3.1	Form of Amended and Restated Articles of Incorporation of Retail Value Inc.
3.2	Form of Amended and Restated Code of Regulations of Retail Value Inc.
10.1	Form of External Management Agreement by and between Retail Value Inc. and DDR Asset Management LLC
10.2	Form of Tax Matters Agreement by and between DDR Corp. and Retail Value Inc.
10.3	Amended and Restated Management and Leasing Agreement, dated February 14, 2018, among each of the entities set forth on Exhibit A and DDR Asset Management LLC
10.4	Amended and Restated Management and Leasing Agreement, dated February 14, 2018, among each of the entities set forth on Exhibit A and DDR Asset Management LLC
10.5	Amended and Restated Management and Leasing Agreement, dated February 14, 2018, among entities set forth on Exhibit A, DDR Asset Management LLC and DDR PR Ventures II LLC
10.6

Loan Agreement, dated February  14, 2018, by and among certain wholly-owned subsidiaries of DDR Corp. and Column Financial, Inc. (an affiliate of Credit Suisse AG), JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association

10.7

First Amendment to Loan Agreement and Other Loan Documents, dated February  27, 2018, by and among certain wholly-owned subsidiaries of DDR Corp. and Column Financial, Inc. (an affiliate of Credit Suisse AG), JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association

10.8

Second Amendment to Loan Agreement and Other Loan Documents, dated March  6, 2018, by and among certain wholly-owned subsidiaries of DDR Corp. and Column Financial, Inc. (an affiliate of Credit Suisse AG), JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association

10.9

Third Amendment to Loan Agreement and Other Loan Documents, dated March  14, 2018, by and among certain wholly-owned subsidiaries of DDR Corp. and Column Financial, Inc. (an affiliate of Credit Suisse AG), JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association

10.10†	Retail Value Inc. 2018 Equity and Incentive Compensation Plan
10.11†	Form of Restricted Share Units Agreement for Directors (Retail Value Inc. 2018 Equity and Incentive Compensation Plan)
10.12†	Form of Director and Officer Indemnification Agreement
10.13	Form of Waiver Agreement by and between Retail Value Inc. and Alexander Otto
21.1	List of Subsidiaries of the Registrant
99.1	Information Statement of Retail Value Inc., subject to completion, dated June 4, 2018

†  Management contract or compensation arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Retail Value Inc.

By:	/s/ David R. Lukes
Name: David R. Lukes
Title: President and Chief Executive Officer

Date: June 4, 2018